SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On November 26, 2008, Thornburg Mortgage, Inc. (the “Company”) issued the Additional Warrants (as defined below), thereby satisfying the final condition to the Triggering Event (as defined below), resulting in the termination of the Principal Participation Agreement, dated March 31, 2008, by and among the Company and the participants thereto (the “Participants”), as amended (the “Principal Participation Agreement”) pursuant to its terms. The Principal Participation Agreement entitled the Participants to receive monthly payments in an amount equal to the principal payments received on a certain portfolio of the Company’s mortgage securities after deducting principal payments due under the financing agreements that relate to such assets, beginning March 16, 2009 through March 31, 2015, unless earlier terminated.

Pursuant to the Purchase Agreement, dated March 31, 2008, among the Company and the investors parties thereto, as amended (the “Purchase Agreement”), the following conditions (which have now all been satisfied) were required to be satisfied in order for the Principal Participation Agreement to terminate prior to its maturity date (collectively, the “Triggering Event”):

1. approval of an amendment to the charter to increase the number of authorized shares of capital stock to 4 billion shares (which was obtained at the Company’s 2008 Annual Meeting of Shareholders held on June 12, 2008 (the “2008 Annual Meeting”));

2. completion of a tender offer (the “Tender Offer”) for at least 66 2/3% of the outstanding shares of each series of the Company’s preferred stock (the “Preferred Stock”) on or prior to December 31, 2008 (which was successfully completed on November 21, 2008);

3. approval from the holders of the Company’s common stock, par value $0.01 (the “Common Stock”), and 10% Series F Cumulative Convertible Redeemable Preferred Stock entitled to cast 66 2/3% of the votes entitled to be cast on the matter, voting together as a single class (which was obtained at the 2008 Annual Meeting), and holders of 66 2/3% of the outstanding shares of each series of Preferred Stock, each voting as a separate class, of an amendment to the Company’s charter to modify the terms of each series of Preferred Stock to eliminate certain rights of the Preferred Stock (which was obtained by a consent solicitation sought in connection with the Tender Offer); and

4. the issuance of the Additional Warrants to the Subscribers (which were issued on November 26, 2008).

The Principal Participation Agreement was entered into in connection with the financing transaction entered into by the Company on March 31, 2008 (the “Financing Transaction”), as described in Company’s Current Report on Form 8-K, filed with the Commission on April 2, 2008, as supplemented by the Company’s Current Report on Form 8-K/A filed with the Commission on April 4, 2008, and was amended by Amendment No. 1 thereto on June 30, 2008, as described in the Company’s Current Report on Form 8-K, filed with the Commission on July 3, 2008. To the extent required by Item 1.02 of Form 8-K, the description of the Principal Participation Agreement contained in the Company’s Current Reports listed above are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K. A copy of the Principal Participation Agreement is set forth as Exhibit 10.6 of the Company’s Current Report on Form 8-K/A, filed with the Commission on April 4, 2008, and a copy of Amendment No. 1 to the Principal Participation Agreement is set forth as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on July 3, 2008, each of which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2008, the Company received notice from NYSE Regulation, Inc. (the “NYSER”) that the NYSER has determined that the Common Stock should be suspended from trading prior to market opening on Friday, December 5, 2008. The NYSER based its determination on the fact that the Common Stock price had fallen below the New York Stock Exchange’s (the “NYSE”) continued listing standard for average closing price of less than $1.00 over a consecutive 30 trading day period and had not regained compliance with this standard within the required six month period. The Company does not intend to appeal the NYSER’s determination.

The Company expects the Common Stock to be quoted on the OTC Bulletin Board and/or Pink Sheets following suspension from the NYSE.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, on November, 26, 2008, the Company issued to the Participants warrants exercisable into 276,519,943 shares of Common Stock (the “Additional Warrants”). The Additional Warrants are immediately exercisable at an exercise price of $0.01 per share. Prior to their exercise, the Additional Warrants remain subject to certain anti-dilution protections. The Additional Warrants are governed by the Warrant Agreement (the “Warrant Agreement”), dated March 31, 2008, among the Company and the investors named therein.

A description of the Financing Transaction, including a summary of the terms of the Purchase Agreement and the Warrant Agreement, can be found in the Company’s Current Report on Form 8-K, filed with the Commission on April 2, 2008, as supplemented by the Company’s Current Reports on Form 8-K and Form 8-K/A filed with the Commission on April 4, 2008, July 3, 2008, July 11, 2008 and October 6, 2008. Copies of the Purchase Agreement and the Warrant Agreement are set forth as Exhibit 10.3 and Exhibit 10.5, respectively, of the Company’s Current Report on Form 8-K/A, filed with the Commission on April 4, 2008, and are incorporated herein by reference.

The Additional Warrants were issued to the Subscribers in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

The description set forth in Item 1.01 above is incorporated herein by reference.

On November 26, 2008, due to the satisfaction of the Triggering Event, pursuant to the terms of the Indenture governing the Company’s Senior Subordinated Secured Notes due 2015 (the “Senior Subordinated Notes”), the interest rate on the Senior Subordinated Notes was reduced from 18% to 12% per annum and all interest accrued in excess of 12% per annum at that time was cancelled. The decrease in the interest rate on the Senior Subordinated Notes is anticipated to result in savings of approximately $75.9 million per year in interest payments.

Exhibit 5.1 and Exhibit 5.2 are filed herewith in connection with the Prospectus Supplement dated November 25, 2008 to the Prospectus dated July 30, 2008 (File No. 333-149769) filed by the Company with the Securities and Exchange Commission relating to the resale of up to $1,265,579,262 aggregate principal amount of the Company’s Senior Subordinated Secured Notes due 2015, issued to investors in connection with the financing transaction entered into by the Company on March 31, 2008, as described in the Company’s Current Reports on Form 8-K filed on April 4, 2008 and October 6, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

5.2	Opinion of Venable LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: December 2, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

5.2	Opinion of Venable LLP.